EXHIBIT 10.3

LIST OF EXECUTIVE OFFICERS SUBJECT TO
THE FORM OF EXECUTIVE SEVERANCE AGREEMENT
BETWEEN CERTAIN EXECUTIVE OFFICERS AND CEPHALON, INC.

Name	Title

J. Kevin Buchi	Executive Vice President and Chief Financial Officer

Peter E. Grebow, Ph.D.	Executive Vice President, Worldwide Technical Operations

John E. Osborn, Esq.	Executive Vice President, General Counsel & Secretary

Robert P. Roche, Jr.	Executive Vice President, Worldwide Pharmaceutical Operations

Lesley Russell	Executive Vice President, Worldwide Medical & Regulatory Operations

Carl A. Savini	Executive Vice President and Chief Administrative Officer

Jeffry L. Vaught, Ph.D.	Executive Vice President and President, Research & Development